Exhibit 10.43
ROYAL CARIBBEAN CRUISES LTD.
2008 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT – NON-EMPLOYEE DIRECTORS
GRANTEE:
DATE OF GRANT:
NUMBER OF RESTRICTED STOCK UNITS GRANTED:
This Restricted Stock Unit Agreement (this “Agreement”) is dated as of _________ (the “Grant Date”), and is entered into between Royal Caribbean Cruises Ltd. (the “Company”), and __________________, a non-employee director of the Company (the “Grantee”).
This Agreement is made pursuant to the provisions of the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan, as amended and restated (the “Plan”) and consists of this document and the Plan. Capitalized terms used and not defined in this Agreement shall have the meanings given to them in the Plan. By entering into this Agreement, the Grantee agrees and acknowledges that he or she has received and read a copy of the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
The Grantee and the Company agree as follows:

Grant of Restricted Stock Units
The Company hereby grants to the Grantee that number of Restricted Stock Units (“Units”) specified above on the terms and conditions hereinafter set forth. Each Unit represents the unfunded, unsecured right of the Grantee to receive legal title and ownership of one share of Stock of the Company on the Vesting Date (as defined herein).

Application of Plan; Administration	This Agreement and the Grantee’s rights under this Agreement are subject to all the terms and conditions of the Plan, as it may be amended from time to time, as well as to such rules and regulations as the Committee may adopt. It is expressly understood that the Committee that administers the Plan is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee to the extent permitted by the Plan. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

Vesting	The Units shall vest ___ (such date, the “Vesting Date”) and shall not be subject to forfeiture.

Rights as Shareholder	The Grantee will not be entitled to any privileges of ownership of Shares of Stock of the Company underlying the Grantee’s Units, including but not limited to, the right to vote such Shares or the right to receive dividends with respect to such shares, until he or she becomes the record owner of such Shares in accordance with the terms hereof.
Dividends	Unless otherwise determined by the Committee, the Units include a right to dividend equivalents equal to the value of any dividends paid on the Shares for which the dividend record date occurs between the Grant Date and the date the Units are settled. Subject to vesting, each dividend equivalent entitles a Grantee to receive the equivalent cash value of any such dividends paid on the number of Shares underlying the Units that are outstanding during such period. Dividend equivalents will be accrued (without interest) and will be subject to the same conditions as the Units to which they are attributable, including, without limitation, the vesting conditions and the provisions governing the time and form of settlement of the Units.
Settlement of Units
(a) Time of Settlement. This Agreement will be settled by the delivery to the Grantee of one Share for each Unit that vests as of the Vesting Date. Upon the issuance of Shares in accordance with this clause, the Units granted hereby shall be extinguished.

(b) Issuance of Shares. Shares due and payable to the Grantee under the terms of this Agreement shall be issued on the Vesting Date.

Transferability	The Grantee’s Units are not transferable, whether voluntarily or involuntarily, by operation of law or otherwise, except as provided in the Plan. Any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of the Grantee’s Units made, or any attachment, execution, garnishment, or lien issued against or placed upon the Units, other than as so permitted, shall be void.

Taxes
(a)    U.S. Federal Income Taxes. U.S. directors of the Company will be subject to U.S. federal income tax at the time the Shares are delivered based on the Fair Market Value of the Shares that are delivered at such time.

(b)    Tax Consequences for Non-U.S. Residents. Grantees who are neither citizens nor resident aliens of the U.S. should consult with their financial/tax advisor regarding both the U.S. and non-U.S. tax consequences of the receipt of this award and subsequent settlement/receipt of the Shares.

(c)    The Grantee will be solely responsible for the payment of all such taxes, as well as for any other state, local or non-U.S. taxes that may be related to the Grantee’s receipt of the Units and/or Shares.

Miscellaneous
(a)    This Agreement shall not confer upon the Grantee any right to continue serving on the Board of Directors of the Company.

(b)    Subject to the terms of the Plan, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Grantee’s rights under this Agreement without the Grantee’s consent.

(c)    This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required.

(d)    To the extent not preempted by U.S. federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

Signatures
By the signatures below, the Grantee and the authorized representative of the Company acknowledge agreement to this Restricted Stock Unit Agreement as of the Date of Grant specified above.

Royal Caribbean Cruises Ltd.                                                          Grantee:

By:

_______________________                                              _____________________________
                                                                                              (Name)